Exhibit 99.1

JOINT FILING AGREEMENT

We, the signatories of the statement on Schedule 13D to which this joint filing agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: September 23, 2005

VECTOR CAPITAL CORPORATION

By:	/s/ Alexander R. Slusky
Name:	Alexander R. Slusky
Title:	President

RANGER HOLDCO, INC.

By:	/s/ Alexander R. Slusky
Name:	Alexander R. Slusky
Title:	President and Chief Executive Officer

SCHEDULE A

DIRECTORS AND EXECUTIVE OFFICERS OF

RANGER HOLDCO, INC.

The following is the list of the directors and executive officers of Ranger Holdco, Inc. (“Ranger Holdco”). All directors and officers listed below are citizens of the United States and employed by Ranger Holdco. The principal address of Ranger Holdco, and unless otherwise indicated below, the current address for each individual listed below is c/o Vector Capital Corporation, 456 Montgomery St., 19th Floor, San Francisco, California 94104.

Board of Directors of Ranger Holdco, Inc.

Name
Alexander R. Slusky
Christopher Nicholson
Dewey Chambers

Executive Officers of Ranger Holdco, Inc.

Name	Present Principal Occupation
Alexander R. Slusky	President, Chief Executive Officer
Christopher Nicholson	Secretary
Dewey Chambers	Chief Financial Officer

SCHEDULE B

DIRECTORS AND EXECUTIVE OFFICERS OF

VECTOR CAPITAL CORPORATION

The following is the list of the directors and executive officers of Vector Capital Corporation. (“Vector Capital”). All directors and officers listed below are citizens of the United States and employed by Vector Capital. The principal address of Vector Capital, and unless otherwise indicated below, the current address for each individual listed below is c/o Vector Capital Corporation, 456 Montgomery St., 19th Floor, San Francisco, California 94104.

Board of Directors of Vector Capital Corporation

Name
Alexander R. Slusky

Executive Officers of Vector Capital Corporation

Name	Present Principal Occupation
Alexander R. Slusky	President
Dewey Chambers	Chief Financial Officer